File No. 333-
                                                          --------------------

             As filed with the Securities and Exchange Commission
                             on December 12, 1996.

                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549

                       --------------------------------

                                   FORM S-3
                                     under
                          THE SECURITIES ACT OF 1933

                       --------------------------------

                       COMMERCIAL NET LEASE REALTY, INC.
            (Exact name of registrant as specified in its charter)

              Maryland                                 56-1431377
    (State or Other Jurisdiction                    (I.R.S. Employer
          of Incorporation)                        Identification No.)

                       400 East South Street; Suite 500
                            Orlando, Florida 32801
                                 407-422-1574

              (Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Registrant's Principal
                              Executive Offices)

                               Kevin B. Habicht
                       400 East South Street; Suite 500
                            Orlando, Florida 32801
                                 407-422-1574

           (Name, Address, Including Zip Code, and Telephone Number,
                  Including Area Code, of Agent for Service)

                                   Copy to:
                           Thomas H. McCormick, Esq.
                       Shaw, Pittman, Potts & Trowbridge
                              2300 N Street, N.W.
                            Washington, D.C.  20037


Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [X]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or
interest reinvestment plans, check the following box.   [ ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If the delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE
==============================================================================
                                                          Proposed Maximum
     Title of Shares              Amount To Be              Aggregate Price
    To Be Registered              Registered                Per Unit (1)
------------------------------------------------------------------------------
      Common Stock                  500,000                    $14.4375
==============================================================================

==============================================================================
             Proposed Maximum                        Amount of
       Aggregate Offering Price (1)              Registration Fee
------------------------------------------------------------------------------
                $7,218,750                           $2,187.50
==============================================================================

(1) Estimated pursuant to Rule 457, based on the average of high and low sales price on December 9, 1996, on the New York Stock Exchange.





                                  PROSPECTUS

                          500,000 Shares Common Stock
                               ($0.01 Par Value)

                       COMMERCIAL NET LEASE REALTY, INC.

                          DIVIDEND REINVESTMENT PLAN

The Dividend Reinvestment Plan (the "Plan") of Commercial Net Lease Realty, Inc. (the "Company") provides holders of the Company's common stock (the "Shareholders") with a simple and convenient method of purchasing additional common stock of the Company (the "Common Stock") through the reinvestment of cash dividends without fees of any kind and at a 3% discount, subject to the terms and conditions stated herein. All Shareholders are eligible to join the Plan including Shareholders whose shares are held in the name of a nominee or broker (i.e. "street name").

A Shareholder may participate in the Plan by completing an Authorization Card and returning it to First Union National Bank of North Carolina, Shareholder Services Group, Dividend Reinvestment Area, 230 S. Tryon Street, 11th Floor, Charlotte, North Carolina, 28288-1153. Shareholders who are participants in the Plan may terminate their participation at any time. Shareholders who are not participants in the Plan and who do not want to become participants need do nothing and will continue to receive their cash dividends, if and when declared, as usual. Shareholders who currently participate in the Plan need take no further action to continue participation.

This Prospectus relates to 500,000 shares of Common Stock of Commercial Net Lease Realty, Inc. that have been registered for sale under the Plan. Please retain this Prospectus for future reference.

The Company will use the Plan to raise additional capital.

The executive offices of the Company are located at 400 E. South Street, Suite 500, Orlando, Florida 32801.

THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OF SOLICITATION IN SUCH JURISDICTION. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS IN CONNECTION WITH THE OFFERING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
          SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
          ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR
            ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

               The date of this Prospectus is December 12, 1996.





                             AVAILABLE INFORMATION


The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and files required reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy statements and other information can be obtained from the Commission at prescribed rates by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549. These reports, proxy statements and other information can also be inspected and copied at the public reference facilities referred to above and at the regional offices of the Commission at:
Chicago Regional Office, Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661; and New York Regional Office, 13th Floor, Seven World Trade Center, New York, New York 10048 and also at the New York Stock Exchange, 20 Broad Street, New York, New York 10005. Information as of particular dates, concerning directors and officers of the Company, their remuneration, and any material interest of such persons in transactions with the Company is disclosed in proxy statements distributed to Shareholders of the Company and filed with the Commission.

The Company has filed a registration statement on Form S-3 with the Commission under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the shares of the Common Stock offered hereby. As permitted by the rules and regulations of the Commission, this Prospectus does not contain all of the information set forth in the registration statement. For further information, reference is made to the registration statement and its exhibits which may be inspected and copied at or obtained from the Commission's public reference facilities, 450 Fifth Street, N.W., Judiciary Plaza, Washington, DC 20549 upon payment of the prescribed fees. Each statement made in this Prospectus with respect to a document that is filed as an exhibit to the registration statement is qualified by reference to such exhibit for a complete statement of the terms and conditions thereof. The registration statement is also publicly available through the Commission's web site located at http://www.sec.gov.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference: (i) the Company's annual report on Form 10-K for the year ended December 31, 1995; (ii) the Company's current reports on Form 8-K filed January 18, 1996 (as amended on Form 8-K/A on January 23, 1996) and August 19, 1996 (as amended on Form 8-K/A on September 11, 1996); (iii) the Company's quarterly reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996 and (iv) the description of the Common Stock, par value $0.01, contained in Exhibit 3.3 of the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, including any amendments or reports filed to update such description. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents.

Any statement contained herein or in a document incorporated herein by reference or deemed to be incorporated by reference herein shall be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any amendment or supplement hereto, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

Copies of all documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporates), will be provided without charge to each person who receives a copy of this Prospectus on the written or oral request of such person directed to Kevin B. Habicht, Chief Financial Officer, Commercial Net Lease Realty, Inc., 400 E. South Street, Suite 500, Orlando, Florida 32801-2878.

                                  THE COMPANY

Commercial Net Lease Realty, Inc., a Maryland corporation, is a real estate investment trust formed in 1984 that acquires, owns and manages a diversified portfolio of high quality, single-tenant, freestanding properties leased to major retail businesses under full credit, long-term commercial net leases. The principal office of the Company is located at 400 E. South Street, Suite 500, Orlando, Florida 32801-2878. Its telephone number is (407) 422-1574.

                            DESCRIPTION OF THE PLAN

This prospectus relates to 500,000 shares of common stock of Commercial Net Lease Realty, Inc., par value $0.01 per share (the "Common Stock"), that have been registered for sale under the Commercial Net Lease Realty, Inc. Dividend Reinvestment Plan (the "Plan").

PURPOSE

The Plan provides holders of record of the Common Stock of Commercial Net Lease Realty, Inc. (the "Company") with a simple and convenient method to invest their cash dividends in additional shares of Common Stock. Each shareholder who elects to participate in the Plan (a "Participant") will receive a 3% discount on shares of Common Stock purchased with reinvested dividends. In addition, each Participant will receive free custodial service for the shares acquired through the Plan. The Company will pay any brokerage commissions, service charges or other fees related to participation in the Plan. The Plan will be administered by First Union National Bank of North Carolina (the "Plan Administrator").

The Plan Administrator will purchase shares issued by the Company from previously authorized but unissued Common Stock. Shares purchased from the Company will provide the Company with funds for general corporate purposes.

BENEFITS TO PARTICIPATING SHAREHOLDERS

The primary benefits for shareholders participating in the Plan are:

1. ECONOMICAL PURCHASE OF SHARES. The Plan provides a 3% discount on shares purchased through reinvested dividends. Additionally, the Company pays any additional fees or commissions associated with the purchase of shares under the Plan.

2. TOTAL UTILIZATION OF FUNDS. The full amount of dividends may be reinvested since fractional share interests (computed to three decimal places) may be held under the Plan.

3. SIMPLIFIED RECORD KEEPING AND SAFEKEEPING. Record keeping is simplified through the free custodial service and reporting provisions provided by the Plan Administrator.

ELIGIBILITY

Shareholders whose shares are registered in their own name may become Participants under the Plan by signing an Authorization Card and returning it to First Union National Bank of North Carolina, Shareholder Services Group, Dividend Reinvestment Area, 230 S. Tryon Street, 11th Floor, Charlotte, North Carolina 28288-1154 (the "Plan Administrator").

If shares are registered in the name of a broker, bank or nominee (i.e. "street name") on behalf of a beneficial owner (the "Beneficial Owner"), the Beneficial Owner may participate in the Plan either by having:

      (i) the shares registered directly in the name of the Beneficial Owner and signing and returning an Authorization Card to the Plan Administrator; or

      (ii) the broker, bank or nominee participate in the Plan on behalf of the Beneficial Owner by signing and returning a Beneficial Owner Authorization Card to the Plan Administrator. The Beneficial Owner Authorization Card must be timely submitted for each quarter the Participant desires to participate in the Plan on behalf of the Beneficial Owner.

ENROLLMENT

An eligible shareholder may join the Plan at anytime. Reinvestment of dividends will begin if a properly executed Authorization Card or Beneficial Owner Authorization Card is received by the Plan Administrator prior to the record date established for a particular dividend. If received thereafter, the reinvestment of dividends will begin with the next succeeding dividend payment date.

The Authorization Card and Beneficial Owner Authorization Card provide for the purchase of additional shares of Company Common Stock through the following investment options:

      (a) FULL DIVIDEND REINVESTMENT directs the Plan Administrator to invest all the Participant's cash dividends on all of the shares of common stock then or subsequently registered in the Participant's name in accordance with the Plan.

      (b) PARTIAL DIVIDEND REINVESTMENT directs the Plan Administrator to invest in accordance with the Plan the cash dividends on only that number of shares of common stock registered in the Participant's name which are designated in the appropriate space on the Authorization Card or the Beneficial Owner Authorization Card. Dividends paid thereafter on shares of common stock participating in the Plan will be reinvested in additional shares of Common Stock.

INVESTMENT OF DIVIDENDS

The Plan Administrator, as directed by the Company, will apply cash credited to the Participant's account toward the purchase of shares of Common Stock directly from the Company. A Participant's account will be credited with fractional shares computed to three decimal places. Cash dividends credited to a Participant's account may be commingled with the cash dividends credited to all accounts under the Plan.

The price of the shares of Common Stock purchased by the Plan Administrator shall be 97% of the average of the high and low sale prices, computed to three decimal places, of the Common Stock as reported on the New York Stock Exchange for the five trading days preceding the dividend payment date (the "Investment Price").

REPORTS TO PARTICIPANTS

Participants will receive a statement from the Administrator after each purchase made under the Plan. The statement will provide a record of the cost basis of the Common Stock purchased and should be retained for tax purposes.

ISSUANCE OF CERTIFICATES

The Plan Administrator may hold the Plan Shares of all Participants together in its name or in the name of its nominee. No certificates will be delivered to a Participant for Plan Shares except upon written request or upon termination of the account. A Participant may request certificates for any
full shares credited to his account at any time.   No certificates will be
delivered for fractional shares. Accounts under the Plan will be maintained in the name in which the Participant's certificates are registered when the Participant enrolls in the Plan and certificates for full shares will be similarly registered when issued to the Participant.

FEDERAL INCOME TAXATION

Participants in the Plan will be treated for federal income tax purposes as having received, on the dividend payment date, a distribution in an amount equal to the fair market value of the shares of Common Stock acquired with reinvested dividends, although the Participant will have acquired such shares of Common Stock at a 3% discount. Shares of Common Stock acquired for Participants in the Plan will have an initial tax basis to the Participant equal to the amount the Participant is treated as having received as a dividend. The holding period for a share of Common Stock (including a fractional share) generally will begin on the day after the dividend payment date that the share of Common Stock was acquired.

Dividend income to a corporate shareholder generally is eligible for a 70 percent dividends-received deduction under current federal laws; however, this deduction is not available to corporate shareholders so long as the Company continues to be taxed as a REIT. The Company intends to determine and report the dividend amount on the basis that the fair market value per share of the Common Stock issued is equal to the Investment Price.

A Participant will not realize any taxable income upon the receipt of certificates for whole shares credited to the Participant's account under the Plan, either upon the Participant's request for certificates for such shares or upon withdrawal from or termination of the Plan. However, a Participant who receives, upon withdrawal from or termination of the Plan, a cash payment for a fractional share credited to the Participant's account will realize gain or loss measured by the difference between the amount of cash received and the fair market value at which such fractional share was credited to the Participant's account. Gain or loss will be realized by the Participant upon the sale or exchange of shares after withdrawal from the Plan. The amount of such gain or loss will be the difference between the amount which the Participant receives for each whole share, and the Participant's tax basis therefor.

A foreign Shareholder who is a Participant and whose dividends are subject to United States income tax withholding will have the amount of the tax to be withheld deducted from such dividends before reinvestment. Statements confirming purchases made for a foreign Participant will indicate that tax has been withheld.

The above is intended only as a general discussion for the current federal income tax consequences of participation in the Plan. Participants should consult their own tax advisors regarding the federal, state and local income tax consequences (including the effects of any changes law) of their individual participation in the Plan.

VOTING RIGHTS

All shares in a Plan account will be added to the shares registered in the Participant's name on the shareholder records of the Company and the Participant will receive one proxy for all such shares which proxy will be voted as the Participant directs or the Participant may vote all shares in person at the shareholders' meeting.

TRANSFER OF SHARES

The Participant may transfer any issued shares of Common Stock held of record in his name to the Plan Administrator or the Plan Administrator's nominee and such shares will be held by the Plan Administrator for his account as Plan Shares at no cost to the Participant, subject to the terms and conditions of this Agreement. A Participant may not pledge or otherwise assign or transfer a Plan account. A Participant who desires to pledge or otherwise assign or transfer shares of common stock in a Plan account must request that certificates for such shares be issued in the Participant's name.

STOCK DIVIDENDS, STOCK SPLITS AND RIGHTS OFFERINGS

In the event of a stock split or a stock dividend payable in Common Stock, the Plan Administrator will receive and credit to the participant's Plan account the applicable number of whole and/or fractional shares of Common Stock based both on the number of shares of Common Stock held in the participant's Plan account and, with respect to shareholders participating in the Plan, the number of shares of Common Stock registered in the participant's own name as of the record date for the stock dividend or split.

If the Company has a rights offering in which separately tradable and exercisable rights are issued to registered holders of Common Stock, the rights attributable to whole shares of Common Stock held in a participant's Plan account will be transferred to the participant as promptly as practicable after the rights are issued. Rights attributable to fractional shares of Common Stock will be reinvested in Common Stock.

OWNERSHIP LIMITATIONS

The Company's Charter places certain restrictions upon the ownership, directly or constructively, of the Common Stock, including the limitation of the beneficial ownership of the Common Stock by any one person (including attribution) to 9.8% of the outstanding shares of Common Stock (the "Ownership Limit"). Any Shareholder who believes that their participation in this Plan might cause them to exceed the Ownership Limit should contact Company counsel before participating in the Plan.

WITHDRAWAL OF SHARES IN PLAN ACCOUNTS

A Participant may at any time withdraw all or any portion of the full shares of common stock held in the Participant's account. A request for withdrawal should be in writing and sent to First Union National Bank of North Carolina, Shareholder Services Group, Dividend Reinvestment Area, 230 S. Tryon Street, 11th Floor, Charlotte, North Carolina 28288-1154. Certificates for the full shares so withdrawn will be issued in the name of and mailed to the Participant. Any fractional share interest will be liquidated and a check for the market value of the fractional share interest (without deducting any expense or commission) will be mailed to the Participant.

TERMINATION OF PARTICIPATION

A Participant may terminate participation in the Plan at any time by giving a written notice of termination to the Plan Administrator at First Union National Bank of North Carolina, Shareholder Services Group, Dividend Reinvestment Area, 230 S. Tryon Street, 11th Floor, Charlotte, North Carolina 28288-1154. Any such notice of termination received by the Plan Administrator on or after a dividend record date will not become effective until dividends paid on the corresponding dividend payment date have been invested. All dividends with a record date after timely receipt of notice of termination will be sent to the Participant. Upon termination, the Participant may elect in writing to receive certificates representing the full number of Plan Shares credited to his account and cash in lieu of fractional shares, or he may elect in writing to receive cash for all the full and fractional Plan Shares credited to his account. If no written election is made at the time the Plan Administrator receives the written notice of termination from the Participant or prior to expiration of the 30 day notice period when the Plan Administrator terminates a Participant's account, a check for the market value of certificates will be issued for all full Plan Shares and any fractional shares will be mailed to the Participant.

In the event a Participant elects to receive cash for the Plan Shares credited to his account, the Plan Administrator, as the Participant's agent, will, as soon as practicable after receipt of such written request, sell such Plan Shares and deliver to him the proceeds of such sale, less any brokerage commissions and any other costs of sale. Any full shares and fractional interests in shares may be aggregated and sold with those of other terminating Participants. The proceeds to each Participant, in such case, will be the average sales price per share of all shares so aggregated and sold multiplied by the number of full and fractional shares sold by the Participant, less the Participant's pro rata share of any brokerage commissions and other costs of sale.

If a Participant disposes of all shares of common stock registered in the Participant's name on the shareholder records of the Company without disposing of shares in the Plan account, the Plan Administrator will continue to reinvest dividends payable on the shares of common stock held in the Participant's Plan account until such time as the Participant's participation in the Plan is terminated.

COSTS

There are no brokerage commissions, fees or service charges to Participants for purchases under the Plan. All costs of administration are paid by the Company. The Company will either pay directly or reimburse the Plan Administrator for the costs of administering the Plan, including, but not limited to, the costs of printing and distributing Plan literature to record holders of Common Stock, forwarding proxy soliciation materials to Participants, and mailing confirmation of account transactions, account statements and other notices to Participants, and reasonable clerical expenses associated therewith. In the case of termination of the Participant's account or the registration and issuance of certificates in a name other than the account name, however, the Participant may be responsible for certain taxes, costs or fees.

ABSENCE OF LIABILITY; INDEMNIFICATION OF PLAN ADMINISTRATOR

The Plan Administrator, its nominee(s) and the Company shall not be liable for any administrative act done in good faith or for any good faith omission to take administrative action, including, without limitation, any claims or liability (i) arising out of failure to terminate a Participant's account upon such Participant's death prior to receipt by the Plan Administrator of notice in writing of such death, (ii) with respect to the price or times at which shares of Common Stock may be purchased under the Plan, or (iii) with respect to any fluctuation in the market value of the Common Stock. Nothing in the Plan limits or abridges a Participant's rights under the federal securities law. Participants should recognize that neither the Plan Administrator nor the Company can provide any assurance of profits or protection against loss on shares of Common Stock purchased under the Plan. The terms and conditions of the Plan shall be governed by the laws of the State of Florida.

TERMINATION OF PLAN; AMENDMENTS

The Company reserves the right to modify, suspend or terminate the Plan in whole or part at any time. Participants will be notified of any such modification, suspension or termination.

                                USE OF PROCEEDS

The net proceeds from the sale of the Common Stock offered pursuant to the Plan will be used for the general corporate purposes of the Company including investments in properties.

                                 LEGAL MATTERS

Legal matters with respect to the shares of Common Stock offered hereby will be passed upon for the Company by Shaw, Pittman, Potts & Trowbridge, Washington, DC, a partnership including professional corporations.

                                    EXPERTS

The consolidated financial statements of the Company incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-K for the years ended December 31, 1995 and 1994, have been so incorporated herein and in the registration statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, incorporated herein by reference, and upon the authority of said firm as experts in accounting and auditing.

                                INDEMNIFICATION

As permitted by law, directors and officers of the Company are entitled to indemnification under certain circumstances against liabilities and expenses incurred in connection with legal proceedings in which they become involved as a result of serving as such director or officer. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

                       ADDRESS OF THE PLAN ADMINISTRATOR

All notices and change in name or address should be directed to the Plan Administrator at the following address:

                  First Union National Bank of North Carolina
                          Shareholder Services Group
                          Dividend Reinvestment Area
                        230 S. Tryon Street, 11th Floor
                     Charlotte, North Carolina, 28288-1154


                         INQUIRIES REGARDING THE PLAN

               Please address questions about the Plan and your
                               participation to:

                       Commercial Net Lease Realty, Inc.
                               Kevin B. Habicht
                        400 E. South Street, Suite 500
                          Orlando, Florida 32801-2878
                                (407) 422-1574



                       COMMERCIAL NET LEASE REALTY, INC.
                   DIVIDEND REINVESTMENT AUTHORIZATION FORM


I hereby authorize Commercial Net Lease Realty, Inc. (the "Company") to appoint First Union National Bank of North Carolina as my agent to receive any cash dividends that may hereafter become payable to me on the following shares of common stock registered in my name and to pay such dividends on such shares to the Plan Administrator:

                            (Check one box please)

      [ ]   all my shares


      [ ]   the following number of my shares
                                              ----------------

and authorize First Union National Bank of North Carolina as agent (i) to retain for credit to my account any cash dividends and any shares of common stock distributed as a non-cash dividend or otherwise on the shares of common stock purchased pursuant to the Dividend Reinvestment and Stock Purchase Plan (the "Plan") and credited to my account and to distribute to me any other non-cash dividend paid on such shares; and (ii) to apply such cash dividends to the purchase of shares of common stock in accordance with the terms and conditions of the Plan.

I understand that the purchases will be made under the terms and conditions of the Plan as set forth in the Prospectus and that I may revoke this authorization at any time by notifying First Union National Bank of North Carolina, in writing, of my desire to terminate my participation.

Return this form only if you wish to participate in this Plan.


------------------------------      ----------------------------------
Please Print Name as Shown          Signature(s)
on Stock Certificate


------------------------------      ----------------------------------
Address                             Signature(s)


------------------------------      ----------------------------------
City       State        Zip         Date


                                    ----------------------------------
                                    Social Security or Tax
                                    Identification Number




==============================               =================================

No dealer, salesperson or                        DIVIDEND REINVESTMENT PLAN
other individual has been
authorized to give any
information or make any
representations other than
those contained in this
Prospectus and, if given or
made, such information or                           COMMERCIAL NET LEASE
representations must not be                             REALTY, INC.
relied upon as having been
authorized by the Company.
This Prospectus does not
constitute an offer by the
Company to sell, or a
solicitation of an offer to
buy, the securities offered                            500,000 SHARES
hereby in any jurisdiction
where, or to any person to                              COMMON STOCK
whom, it is unlawful to make
an offer or solicitation.
Neither the delivery of this
Prospectus nor any sale made
hereunder shall, under any
circumstances, create an
implication that there has
not been any change in the
affairs of the Company since
the date hereof or that the
information contained herein
is correct or complete as of
any time subsequent to the
date hereof.                                             PROSPECTUS

    -------------------

     TABLE OF CONTENTS
                       Page
                       ----

Available Information.....2
Incorporation of
  Certain Documents
  by Reference............2
The Company...............3
Description of the Plan...3
Use of Proceeds...........8
Legal Matters.............8
Experts...................8
Indemnification...........8                           December 12, 1996

==============================               =================================






                                    PART II

                    Information Not Required In Prospectus


Item 14.    Other Expenses of Issuance and Distribution
            -------------------------------------------



            Registration Fee........................................$ 2,187.50

            Fees and expenses.......................................  5,000.00*

            Legal Fees..............................................  5,000.00*

            Printing and Engraving..................................  1,000.00*

            Miscellaneous...........................................  1,000.00*
                                                                    -----------
                  Total.............................................$14,187.50*
                                                                    ===========

            ------------------------
            * Estimated


Item 15.    Indemnification.
            ---------------

            The Company is incorporated under the laws of the State of Maryland. As permitted by Maryland law, and as set forth in the Company's Bylaws incorporated by reference elsewhere in the Registration Statement, a director or officer of the Company is entitled to indemnification by the Company against reasonable expenses, including attorneys' fees, incurred in connection with a civil or criminal proceeding in which such director or officer has been involved, or to which he has been, or is threatened to be, made a party, by reason of being a director or officer. In addition, indemnification may be provided against judgments, fines and amounts paid in settlement in such proceedings. In general, however, indemnification is not available where the director or officer acted in bad faith or personally gained a financial profit or other advantage to which he was not legally entitled. The directors and officers of the Company are covered by insurance policies against certain liabilities which might be incurred by them in such capacities.


Item 16.    Exhibits.
            --------

            3.1 Articles of Incorporation of Commercial Net Lease Realty, Inc. (incorporated herein by reference to Exhibit 3.3(i) of the Company's Registration Statement No. 1-11290 on Form 8-
                  B).

            3.2 Bylaws of Commercial Net Lease Realty, Inc. (incorporated herein by reference to Exhibit 3.3(ii) to Amendment No. 2 to the Company's Registration Statement No. 1-11290 on Form 8-
                  B).

            3.3 Articles of Amendment to the Articles of Incorporation of the Company (incorporated herein by reference to Exhibit 3.3 of the Company's Form 10-Q for the quarter ended June 30,
                  1996)

            5. Opinion of Shaw, Pittman, Potts & Trowbridge (filed herewith).

            23.   (a)   Consent of KPMG Peat Marwick LLP (filed herewith).

                  (b) Consent of Shaw, Pittman, Potts & Trowbridge (included in its opinion filed as Exhibit 5 hereto).

            24.   Power of Attorney (included on the signature page hereto).



Item 17.    Undertakings.
            ------------

            The undersigned registrant hereby undertakes:

            1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to
                        the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs 1(i) and 1(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of l934 that are incorporated by reference in the registration statement.

            2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each fling of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.